Exhibit 99.1

Douglas Oliver
4812 Bransford Rd.
Colleyville, TX 76034

March 21, 2011

To:

The Board of Directors
Yukon Gold Corporation, Inc.
1226 White Oaks Blvd., Suite 10A
Oakville, ON L6H 2B9

Re: Resignation

Due to other obligations I can no longer devote the time required as an officer and director of the Company. Please accept my resignation effective March 21, 2011.

I have no material disagreement with the Company or its Board with respect to the Company’s operations or public disclosures.

I appreciate the opportunity to have served the Company as CEO, President and Director and wish the Company every success in the future.

Thank you,

Sincerely,

/s/ Douglas Oliver
Douglas Oliver